Exhibit 10.68 - form of

$                                                                  June 29, 2001
                                                                    Sarasota, FL

                                 PROMISSORY NOTE

C5 Health, Inc., a Delaware Corporation, with principal offices at One Sarasota Tower; 2 Tamiami Trail; Suite 608; Sarasota, FL. 34236 ("Undersigned") hereby promises to pay to the order of ______________ ("Holder"), by or before August 1, 2001 ("due date") the sum of __________ Thousand ($___________) Dollars
("principle"), together with interest thereon at the rate of nine and one-half percent (9 1/2 %) per annum, commencing upon the date hereof, until all balances of principle and interest shall be paid in full.

Undersigned shall have the privilege of prepaying principle (and interest, if applicable) under this Note, in whole or in part, without any penalty or premium at any time. All payments hereunder shall be first applied to interest, then to principle.

Undersigned shall pay upon demand any and all expenses, including reasonable attorney's fees necessarily incurred or paid by Holder should Undersigned's failure to timely pay this Note make procedures in collection necessary to collect past due balances under this Note without suit or action. In the event an action is required to force collection of this Note, including, but not limited to, any action or participation by Undersigned in, or in connection with, a case or proceeding under the Bankruptcy Code or any successor statute, the prevailing party shall be entitled to recover all expenses reasonably incurred, whether or not taxable as costs, including, without limitation, attorney's fees, all witness fees, deposition costs, and all other expenses.

All parties to this Note, the Undersigned, and the Holder, hereby waive jointly and severely presentment, dishonor, notice of dishonor, and protest. The
Undersigned consents, and expressly authorizes the Holder to make, without notice, any and all renewals, extensions, modifications, or waivers of the time for, or the terms of, payment of any sum or sums due hereunder, or under any documents or instruments relating to or securing this Note, or of the performance of any covenants, conditions or agreements hereof.

This Note has been executed and delivered in the State of Florida and shall be governed and construed in accordance with the laws of the State of Florida.

C5 Health, Inc.


By:

         Name: ______________________________

         Title: _______________________________